Exhibit 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT dated as of August 30, 2012 (this “Amendment”) to the Employment Agreement (the “Agreement”) made effective as of May 7, 2010 between Mediware Information Systems, Inc., a New York corporation (the “Company”), and Thomas K Mann (the “Executive”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 3.2 of the Plan, subject to the provisions of the Plan, the Compensation Committee of the Board of Directors has the authority and discretion to establish the terms, conditions, performance criteria, restrictions and other provisions of any award granted under the Plan;

WHEREAS, the Company and the Executive desire to amend Section 3(c)(ii)(a) of the Agreement, as hereinafter provided; and

WHEREAS, the Company and the Executive desire to amend Sections 5(d), 5(e) and 5(f) of the Agreement in accordance with guidance issued under Section 409A of the Internal Revenue Code, as amended, as hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which hereby is acknowledged, the parties hereto agree as follows:

1.           Section 3(c)(ii)(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

a.           37,500 of the Performance Shares shall vest upon the filing of the Form 10-K with the SEC for the fiscal year ended June 30, 2011, 37,500 of the Performance Shares shall vest on August 30, 2012 and 37,500 of the Performance Shares shall vest upon the filing of the Form 10-K with the SEC for the fiscal year ended June 30, 2013, if the Board of Directors determines that the performance metrics setting out the vesting requirements for the Performance Shares are achieved.  The performance metrics for the Performance Shares shall be determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer on or before June 30th of the preceding one year period (for example, the performance metrics for the one year beginning July 1, 2010 will be determined no later than June 30, 2010).

2.           Sections 5(d), 5(e) and 5(f) of the Agreement are hereby amended by deleting in its entirety the final sentence of each such section and replacing it with the following:

Notwithstanding the foregoing, the Company shall only be obligated to make the payments set forth in this section if the Executive delivers to the Company within twenty-one (21) days following the termination of the Executive’s employment (or such long period to the extent required by applicable law), and does not subsequently revoke, an executed Release and Severance Agreement, which shall be substantially in the form of Employer’s standard Release and Severance Agreement for all employees (a copy of the current form of release is attached hereto) subject to any changes as required under applicable law to give effect to its intent and purpose; and after delivery to the Company of a resignation from all offices, directorships and fiduciary positions with the Company, its affiliates and employee benefit plans within five (5) days following the termination of the Executive’s employment.  Payments under this section shall commence on the first Company payroll date following the sixtieth (60th) day following the termination of the Executive’s employment, provided that any such payments that would have been paid in the sixty (60)-day period following the termination of the Executive’s employment but for the foregoing requirements in this section shall be paid on the first Company payroll date that occurs on or following the sixtieth (60th) day following the termination of the Executive’s employment, and the remaining payments shall be made over the balance of the twelve (12)-month period following the termination of the Executive’s employment.

3.           Except as set forth in this Amendment, each and every provision of the Agreement in effect on the date hereof shall remain in full force and effect.

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           IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written by the Company and the Executive.

MEDIWARE INFORMATION SYSTEMS, INC.

By: ______________________________
Name:
Title:

_____________________________
Thomas K. Mann

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